Exhibit 99.22

MARCH 25 AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

THIS MARCH 25 AMENDMENT TO SECURITIES PURCHASE AGREEMENT is entered into as of the 25th day of March 2004 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004 (the “Securities Purchase Agreement”). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Securities Purchase Agreement.

B. The Company has requested, and the Purchaser has agreed, to amend Section 7.6 of the Securities Purchase Agreement on the terms set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Securities Purchase Agreement. Pursuant to Section 11.1 of the Securities Purchase Agreement, Section 7.6(b) is hereby deleted in its entirety and is replaced by the following:

“(b) In addition, the Company shall continue to maintain key man life insurance coverage, with terms, other than the death benefit, no less favorable to the Company than those existing as of the Closing Date (as defined in the Second Amended and Restated Securities Purchase Agreement) on the life of Charles E. Bradley, Jr., the President and Chief Executive Officer of the Company, with a death benefit of not less than $9,000,000, until the Obligations to Purchaser have been indefeasibly paid in full. Such key man life insurance policy shall continue to name the Company as the owner and name the Purchaser as the irrevocable beneficiary thereunder. Each of the insurance policies required to be maintained under this Section 7.6 shall provide for at least thirty (30) days’ prior written notice to the Purchaser of the cancellation or substantial modification thereof.”

2. Effective Date and Confirmation; Full Force and Effect. The amendment set forth in Section 1 above shall amend the Securities Purchase Agreement on and as of the Third Amended and Restated Effective Date, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby. The Company hereby ratifies, approves and affirms in all respects the Securities Purchase Agreement, as amended hereby, the Notes (including the Term B Note and the Term D Note), the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

3. Entire Agreement; Successors and Assigns. This Amendment, together with the agreements, instruments and other documents to be executed and delivered in connection herewith, constitute the entire understanding and agreement with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

4. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

5. Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:
Charles E. Bradley, Jr. President and Chief Executive Officer

By:
Robert Riedl Senior Vice President and Chief Financial Officer

PURCHASER

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:
Steven E. Hartman Vice President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned hereby acknowledge that each has read the foregoing First Amendment to Securities Purchase Agreement and hereby consents to the terms thereof. Further, each of the undersigned hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Notes is guarantied by it under the Subsidiary Guaranty, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

SUBSIDIARY GUARANTORS

CPS LEASING, INC., a Delaware corporation

By:
Name:
Its:

CPS MARKETING, INC., a California corporation

By:
Name:
Its:

MFN FINANCIAL CORPORATION, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

By:
Name:
Title:

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

By:
Name:
Title:

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

By:
Name:
Title:

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

By:
Name:
Title:

GULFCO INVESTMENT INC., a Louisiana corporation

By:
Name:
Title:

GULFCO FINANCE COMPANY, a Louisiana corporation

By:
Name:
Title:

MIDLAND FINANCE CO., an Illinois corporation

By:
Name:
Title:

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

By:
Name:
Title:

TFC ENTERPRISES, INC., a Delaware corporation

By:
Name:
Title:

THE FINANCE COMPANY, a Virginia corporation

By:
Name:
Title:

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

By:
Name:
Title:

RECOVERIES, INC., a Virginia corporation

By:
Name:
Title:

PC ACCEPTANCE.COM, INC., a Virginia corporation

By:
Name:
Title:

THE INSURANCE AGENCY, INC., a Virginia corporation

By:
Name:
Title: